UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois		60093-2753
(Address of Principal executive offices)		(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

This information will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.

On October 1, 2010, Kraft Foods Inc. issued a press release announcing that it had received consents from holders of more than a majority in aggregate principal amount of the outstanding 5.125% Guaranteed Senior Notes due 2013 (the “Notes”) of its wholly owned subsidiary, Cadbury Schweppes US Finance LLC. A copy of this press release is furnished as Exhibit 99.1 to this current report.

On October 6, 2010, (i) Kraft Foods and Cadbury Schweppes US Finance entered into a supplemental indenture to amend the indenture governing the Notes, (ii) Kraft Foods issued an unconditional and irrevocable guarantee of the payment of the Notes and (iii) payment was made to each holder who validly delivered, and did not revoke, its consent prior to the expiration of the consent solicitation of $2.50 for each $1,000 principal amount of Notes to which such consent relates.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Kraft Foods Inc. Press Release, dated October 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.
Date: October 6, 2010

/s/ Carol J. Ward
	Name:	Carol J. Ward
	Title:	Vice President and Corporate Secretary